Exhibit 21.1

                              List of Subsidiaries of the Company

Name                                                 State of Incorporation

Stratasoft, Inc                                      Texas

IT Staffing, Inc.                                    Delaware

Allstar Systems Rio Grande, Inc.                     Texas

Allstar Computer Systems, Inc.                       Delaware

Synergy Helpdesk Solutions, Inc.                     Delaware

Internetwork Experts, Inc.                           Delaware